UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On April 24, 2014, at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Polaris Industries Inc. (the “Company”), the Company’s shareholders approved the amended and restated Senior Executive Annual Incentive Compensation Plan (the “Senior Executive Plan.”) A summary description of the Senior Executive Plan is included in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 7, 2014 (the “Proxy Statement”) beginning on page 52, and is incorporated herein by reference. The full text of the Senior Executive Plan is attached to the Proxy Statement as Annex A.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on April 24, 2014.  Proxies for matters to be voted upon at the Annual Meeting were solicited pursuant to Regulation 14 under the Securities Exchange Act of 1934, as amended.  Four proposals were voted upon at the Annual Meeting.  The proposals are described in detail in the Company’s Proxy Statement.  The final results for the votes regarding each proposal are set forth below.

1.	The following nominee was elected as a Class III member of the Board of Directors of the Company for a one-year term ending in 2015:
Name	For	Withhold	Broker Non-Vote
Kevin M. Farr	49,029,496	1,289,316	9,406,004
The following nominees were elected as Class II members of the Board of Directors of the Company for three-year terms ending in 2017:
Name	For	Withhold	Broker Non-Vote
Gary E. Hendrickson	48,476,485	1,842,327	9,406,004

R.M. (Mark) Schreck	47,854,218	2,464,594	9,406,004

William G. Van Dyke	48,278,730	2,040,082	9,406,004
The terms of the following directors continued after the Annual Meeting: Annette K. Clayton, Brian C. Cornell, Bernd F. Kessler, John P. Wiehoff and Scott W. Wine.
2.	The amended and restated Senior Executive Plan was approved:
Votes For	Votes Against	Abstentions	Broker Non-Vote
48,188,778	1,758,757	371,277	9,406,004

3.	The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2014 was ratified:
Votes For	Votes Against	Abstentions	Broker Non-Vote
56,637,667	2,651,234	435,915	0
4.	The compensation of the Company’s named executive officers was approved in a non-binding advisory vote:
Votes For	Votes Against	Abstentions	Broker Non-Vote
48,538,801	1,385,588	394,423	9,406,004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	April 29, 2014

POLARIS INDUSTRIES INC.

/s/ Stacy L. Bogart
Stacy L. Bogart
Vice President – General Counsel and Secretary

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